SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 16, 2005.
BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6121 Hollis Street
Emeryville, California 94608
(Address of principal executive offices)
(510) 350-2940
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.
Section 1-Registrant’s Business Operations
Item 1.01 Entry Into a Material Definitive Agreement
     On December 16, 2005, BioTime, Inc. and Summit Pharmaceuticals International Corporation (“Summit”) entered into an addendum to their agreement to develop Hextend and PentaLyte for the Japanese market. The addendum grants Summit the licenses required to permit Summit to implement an agreement with a Japanese pharmaceutical company, Maruishi Pharmaceutical Co., Ltd. (“Maruishi”), to seek regulatory approval and to manufacture and market Hextend in Japan. Summit will also participate in the regulatory approval process and will have the right to manufacture and market Hextend in Japan if regulatory approval is obtained.
     BioTime will be entitled to receive 40% of the royalties and milestone payments payable by Maruishi. If Summit sells Hextend, BioTime will also be entitled to receive 40% of Summit’s net sales revenues.
     During October 2005, BioTime received its 40% share of a 70,000,000 yen milestone payment from Maruishi. Additional milestone payments of which BioTime will receive 40%, are payable by Maruishi when a new drug application for Hextend is filed in Japan and when the new drug application is approved. The filing of a new drug application will not be done until clinical trials are completed, which could take several years.
     Founded in 1888 and headquartered in Osaka, Maruishi develops and sells a variety of pharmaceutical products, particularly anesthetics and disinfectants. Information about Maruishi can be found on the web at www.maruishi-pharm.co.jp
     The preceding discussion of the addendum to BioTime’s agreement with Summit is a summary only, does not purport to describe in full all provisions of the addendum or the agreement as a whole, and is qualified in all respects by the full text of the addendum, a copy of which has been filed as an exhibit to this report and which is incorporated by reference herein.

     Hextend® and PentaLyte® are registered trademarks of BioTime, Inc.

Exhibit Number	Description
99.1	Addendum to Hextend and PentaLyte Collaboration Agreement Between BioTime Inc. and Summit Pharmaceuticals International Corporation
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: December 20, 2005	By /s/ Steven Seinberg
Chief Financial Officer

Exhibit
Numbers	Description
99.1	Addendum to Hextend and PentaLyte Collaboration Agreement Between BioTime Inc. and Summit Pharmaceuticals International Corporation

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